Exhibit 99.9

STANDARD PACIFIC CORP.

DEFERRED COMPENSATION PLAN

Effective as of February 1, 2002

STANDARD PACIFIC CORP.

DEFERRED COMPENSATION PLAN

Effective as of February 1, 2002

RECITALS

The purpose of the Plan is to offer Participants an opportunity to elect to defer the receipt of Compensation in order to provide termination of employment and related benefits taxable pursuant to Section 451 of the Code. The Plan is intended to be a top-hat plan (i.e. an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees) under Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”).

I.	Definitions:

a)	Account means the total record keeping account balance credited to a Participant or Beneficiary, consisting of the Participant’s compensation deferrals as adjusted by deemed income, gains, and losses thereto. A Participant’s account shall consist of the record keeping Subaccounts specified by the Participant. A Participant’s or Beneficiary’s Account shall be determined as of the date of reference. An Account is not an actual fund or investment, it is solely a record keeping entry to track the Participant’s benefit under the Plan.

b)	Beneficiary means any person or persons so designated in accordance with the provisions of Section VII.

c)	Beneficiary Declaration and Deferral Election Form means the form on which a Participant elects to defer Compensation hereunder and on which the Participant makes certain other designations as required thereon.

d)	Board means the Board of Directors of the Employer.

e)	Change in Control means the occurrence of any of the following:

i)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or group of persons acting in concert (other than the Employer or any subsidiary thereof or any employee benefit plan of the Employer or any subsidiary thereof, or any underwriter in connection with a firm commitment public offering of the Employer’s capital stock) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 of the Exchange Act except that a person shall also be deemed the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable), directly or indirectly, of securities of the Employer representing thirty percent (30%) or more of the combined voting power of the Employer’s then outstanding securities ordinarily having the right to vote in the election of directors (“voting stock”);

ii)	during any period subsequent to the date of this Agreement, a majority of the members of the Board shall not for any reason be the individuals who at the beginning of such period constitute the Board or those persons who are nominated as new directors by a majority of the current directors or their successors who have been so nominated;

iii)	there shall be consummated any merger, consolidation (including a series of mergers or consolidations), or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Employer (meaning assets representing fifty percent (50%) or more of the net tangible assets of the Employer or generating fifty percent (50%) or more of the Employer’s operating cash flow, in each case measured over the Employer’s last four full fiscal quarters), or any other similar business combination or transaction, but excluding any business combination or transaction which would result in the voting stock of the Employer immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than seventy percent (70%) of the combined voting power of the voting stock of the Employer (or such surviving entity) outstanding immediately after giving effect to such business combination or transaction;

iv)	the adoption of any plan or proposal for the liquidation or dissolution of the Employer; or

v)	the occurrence of any other event that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A of the Exchange Act as in effect on the date hereof.

f)	Code means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

g)	Committee means the Board or a committee designated by the Board for the purpose of carrying out the roles and responsibilities of the Employer as they relate to the administration of this Plan.

h)	Compensation means compensation (including salary, automobile allowance, bonuses, and commissions), or director’s fees payable to a Participant by the Employer.

i)	Designation Date means the first business day of any month as of which a designation of Deemed Investment Choices by an individual pursuant to Section IV(e), or any change in a prior designation of Deemed Investment Choices by an individual pursuant to Section IV(e), shall become effective.

j)	Early Retirement Date means a Participant’s retirement from service with the Employer prior to his or her Normal Retirement Date and after completing twenty (20) or more years of continuous service with the Employer.

k)	Effective Date means the effective date of the Plan, which shall be February 1, 2002.

l)	Eligible Employee means, for any Plan Year (or applicable portion thereof) a person who meets such eligibility criteria as the Committee shall establish from time to time, provided however, that all Participants must be a member of a select group of management or highly compensated employees or directors of the Employer.

m)	Employer means Standard Pacific Corp. and its subsidiaries, and their respective successors and assigns, unless otherwise herein provided, or any other corporation or business organization that, with the consent of Standard Pacific or its successors or assigns, assumes the Employer’s obligations hereunder, or any other corporation or business organization that agrees, with the consent of the Employer, to become a party to the Plan.

n)	Entry Date with respect to an individual means the Effective Date and each anniversary date thereafter.

o)	Normal Retirement Date shall mean retirement from service with the Employer, which is effective on the first day of the calendar quarter following the month in which the Participant reaches his or her 62nd birthday.

p)	Participant means any person so designated in accordance with the provisions of Section II of the Plan, including, where appropriate according to the context of the Plan, any former employee who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan.

q)	Plan means the Standard Pacific Corp. Deferred Compensation Plan, as amended from time to time.

r)	Plan Year means the twelve (12) month period ending on January 31st of each year during which the Plan is in effect.

s)	Retirement Account means the subaccount described in Section VI(e)(ii), which provides for commencement of distribution at Normal Retirement Date or Early Retirement Date.

t)	Specific Year Account means the subaccount described in Section VI(e)(i), which provides for commencement of distribution in a specific year.

u)	Subaccount means a Participant’s Specific Year Account or Retirement Account.

v)	Valuation Date means the last day of each Plan Year and any other date that the Committee, in its sole discretion, designates as a Valuation Date.

II.	Eligibility and Participation:

a)	Requirements. Every Eligible Employee on the Effective Date shall be eligible to become a Participant on the Effective Date. Every other Eligible Employee shall be eligible to become a Participant on the first Entry Date occurring on or after the date on which he or she becomes an Eligible Employee. No individual shall become a Participant however, if he or she is not an Eligible Employee on the date his or her participation is to begin. Participation in the Plan is voluntary. In order to participate, an otherwise Eligible Employee must make written application in such manner as may be required by Section III(a).

b)	Re-employment. If a Participant whose employment has terminated is re-employed, he or she shall become a Participant in accordance with the provisions of Section II(a).

c)	Change of Employment Category. During any period in which the Participant remains in the employ of the Employer, but ceases to be an Eligible Employee, he or she shall not be eligible to make Compensation Deferrals hereunder.

III.	Contributions and Credits:

a)	Participant Compensation Deferrals. In accordance with rules established by the Committee, a Participant may elect to defer up to ninety percent (90%) of each source of Compensation (as specified by the Committee) that is due to be earned and would otherwise be paid to the Participant, in a lump sum or in any fixed periodic dollar amounts designated by the Participant during the coming Plan Year. Amounts so deferred will be considered a Participant’s “Compensation Deferral.” Amounts required to be withheld from the Participant’s Compensation Deferral for income or employment tax purposes shall be deducted from the Participant’s Compensation that is not being deferred. The minimum aggregate Compensation Deferral per Plan Year shall be $5,000. A Participant shall make such an election with respect to a coming Plan Year during the period beginning on December 15 and ending on January 15 of the prior Plan Year or during such other period established by the Employer.

b)

Change in Compensation Deferral. Compensation Deferrals shall be made through regular payroll deductions or through an election by the Participant to defer the payment of a bonus or director’s fee not yet payable to him or her at the time of the election. Once a Compensation Deferral has been elected, it may not be increased during the Plan Year. The Participant may petition the Committee to suspend or reduce his or her prospective Compensation Deferral based upon a severe financial hardship, by filing with the Committee such forms, in accordance with such procedures, as the Committee shall determine from time to time. The Committee shall determine, in its sole discretion, whether to allow a suspension or reduction. If the Committee allows a Participant to suspend or reduce his or her Compensation Deferral, such Participant will not be allowed to enter into a new Compensation

Deferral until the following Entry Date. Compensation Deferrals shall be deducted by the Committee from the Compensation of a Participant and shall be credited to the Account of the Participant.

c)	Account. There shall be established and maintained by the Committee a separate Account in the name of each Participant and such Accounts shall be credited or debited by:

i)	amounts equal to the Participant’s Compensation Deferrals; and

ii)	any deemed income, gains, or losses (to the extent realized, based upon deemed fair market value of the Account’s deemed assets, as determined by the Committee, in its discretion) attributable or allocable to Section III(c)(i). The Committee shall have the discretion to allocate such deemed income, gains or losses among Plan Accounts pursuant to such allocation rules as the Committee deems to be reasonable and administratively practicable.

d)	Vesting. Each Participant shall at all times be one hundred percent (100%) vested in his or her Account.

e)	Restrictions Upon Funding – Unsecured Relationship. The Employer shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Plan and in the event the Employer chooses to do so, it may cease to do so at any time, in its sole discretion. In any event, the payments to the Participant or to his or her designated Beneficiary or any other beneficiary under this Plan shall be made from assets which shall continue, for all purposes, to be a part of the general assets of the Employer and no person shall have by virtue of the provisions of this Plan, any interest in such assets. To the extent that any person acquires a right to receive payments from the Employer under the provisions of this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

IV.	Allocation of Funds:

a)	Allocation of Deemed Earnings or Losses on Accounts. Pursuant to Section IV(e), each Participant shall have the right to direct the Committee as to how amounts in his or her Account shall be deemed to be invested. The Participant’s Account will be credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, of the designated deemed investments, as follows: As of each Valuation Date, an amount equal to the net increase or decrease (as determined by the Committee) of each deemed investment option since the preceding Valuation Date shall be allocated among all Participants’ Accounts deemed to be invested in that investment option in accordance with the ratio that the portion of the Account of each Participant that is deemed to be invested within that investment option, determined as provided herein, bears to the aggregate of all amounts deemed to be invested within that investment option.

b)	Accounting for Distributions. As of the date of any distribution hereunder, the distribution to a Participant or his or her Beneficiary(ies) shall be charged to such Participant’s Account.

c)	Investment Record Keeping Accounts. Within each Account established and maintained under the Plan by the Employer, there shall be established investment record keeping accounts to show separately the deemed earnings and losses credited or debited to such account and the applicable deemed investments of the account.

d)	Interim Valuations. If it is determined by the Committee that the value of the Account as of any date on which distributions are to be made differs materially from the value on the prior Valuation Date, upon which the distribution is to be based, the Committee, in its discretion, shall have the right to designate any date in the interim as a Valuation Date for the purpose of re-valuing the Account so that the Account from which the distribution is being made will, prior to the distribution, reflect its share of such material difference in value.

e)	Deemed Investment Choices of Participants. Subject to such limitations as may from time to time be required by law, imposed by the Committee, or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Committee, prior to and effective for each Designation Date, each Participant may communicate to the Committee a choice as to how his or her Account should be deemed to be invested among such categories of deemed investments as may be made available by the Committee hereunder from time to time in the Committee’s sole discretion (the “Deemed Investment Choice”). Such direction shall designate the percentage (in any whole percent multiples) of each portion of the Participant’s Account that is requested to be deemed to be invested in such categories of deemed investments and shall be subject to the following rules:

i)	Any initial or subsequent Deemed Investment Choice shall be filed with the Committee in accordance with such procedures, as the Committee shall determine from time to time, and shall be effective as of the next Designation Date.

ii)	All amounts credited to the Participant’s Account shall be deemed to be invested in accordance with the then effective Deemed Investment Choice, and, as of the effective date of any new Deemed Investment Choice, all or a portion of the Participant’s Account at that date shall be reallocated among the designated deemed investment benchmark funds according to the percentages specified in the new Deemed Investment Choice, unless and until, a subsequent Deemed Investment Choice shall be filed and become effective. An election concerning deemed investment choices shall continue indefinitely as provided in the Participant’s most recent Beneficiary Declaration and Deferral Election Form or other form specified by the Committee.

iii)	If the Committee receives an initial or revised Deemed Investment Choice that it deems to be incomplete, unclear, or improper, the Participant’s Deemed Investment Choice then in effect shall remain in effect (or, in the case of a deficiency in an initial Deemed Investment Choice, Participant shall be deemed to have filed no Deemed Investment Choice) until the next Designation Date, unless the Committee provides for, and permits the application of, corrective action prior thereto.

iv)	If the Committee possesses at any time directions as to the deemed investment of less than all of the Participant’s Account, the Participant shall be deemed to have directed that the undesignated portion of the Account be deemed to be invested in a money market, fixed income, or similar fund made available under the Plan as determined by the Committee in its sole discretion.

v)	Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Committee, the Employer and its agents and representatives from any losses or damages of any kind relating to the deemed investment of the Participant’s Account hereunder.

vi)	Each reference in this Section to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

vii)	The Committee may change its offering of deemed investment choices at any time.

V.	Entitlement of Benefits:

a)	Termination of Employment. If a Participant’s employment is terminated by the Participant or the Employer for any reason, the Participant’s Account at the date of termination shall be valued and payable according to the provisions of Section VI.

b)

Hardship Withdrawal. Notwithstanding any Plan provisions to the contrary, a Participant may request to withdraw all or part of his or her Account due to unforeseen financial hardship. Such withdrawal is requested by filing with the Committee such forms, in accordance with such procedures, as the Committee shall determine from time to time; provided, however that the minimum withdrawal amount shall be $5,000. As soon as practicable after receipt of such form by the Committee, the Committee, in its sole discretion, shall determine if unforeseen financial hardship exists and if so, pay to the Participant an amount equal to ninety percent (90%), less applicable taxes, of the lesser of (a) the requested amount and (b) the available balance of such Account (determined as of the most recent Valuation Date preceding the date such election is filed) to the electing Participant in a lump sum in cash and the Participant shall forfeit ten percent (10%) of the lesser of (a) the requested amount and (b) the available balance of such Account as of the date of such withdrawal. Beneficiary Declaration and Deferral Election Forms filed by a

Participant who elects to make a withdrawal under this Section for the Plan Year in which the withdrawal occurs shall be discontinued after such election is filed with respect to future Compensation Deferrals thereunder for the remainder of the Plan Year in which such Voluntary Early Withdrawal request is made. The Committee, in its sole discretion, reserves the right to refuse any such request made by a Participant.

c)	Re-employment of Participant. If a Participant receiving installment distributions pursuant to Section VI is re-employed, such installments shall continue.

VI.	Distribution of Benefits:

a)	Normal Retirement Date. If the Participant remains in the employment of the Employer until his or her Normal Retirement Date he or she shall be entitled to the accumulated balance in the Participant’s Account, which amount, depending on the performance of the deemed investments elected from time to time by the Participant, the Beneficiary, and/or the Committee, as applicable, may be less than, equal to, or greater than the aggregate amount of the Participant’s Compensation Deferrals. Any payment due hereunder from the Participant’s Retirement Account(s) will be paid by the Employer from its general assets and shall be paid out in a lump sum or no more frequently than in equal annual installments, commencing as soon as administratively feasible following the Participant’s Normal Retirement Date and continuing for a period not to exceed 15 years, as determined by the most recent distribution election on file, subject to the Look Back Provision described in Section VI(h). If such Participant has Specific Year Account(s), each account shall be paid pursuant to its Specific Year Account election. If no election has been made, the Account shall be paid to the Participant in a lump sum. The Participant’s benefits under this paragraph shall at all times be valued as of the date of the initial distribution and shall thereafter be adjusted for all distributions made, income earned, or expense incurred after such distribution.

b)	Early Retirement Date. If a Participant retires on his or her Early Retirement Date, such Participant shall be entitled to payment of his or her Retirement Account(s) as described in Section VI(a), provided that his or her Early Retirement Date shall be substituted for Normal Retirement Date. If such Participant has Specific Year Account(s), each account shall be paid pursuant to its Specific Year Account election.

c)	Termination of Service Prior to Normal Retirement Date. If a Participant’s employment is terminated by the Participant or the Employer, other than for disability, early retirement, or death, prior to the Participant’s Normal Retirement Date, the Participant shall be entitled to receive the following benefits from the Employer:

i)

Compensation Deferrals. The Participant shall be entitled to the balance in the Participant’s Account attributable to his or her Compensation Deferrals and increases or decreases with respect thereto and shall be paid out in accordance with the Participant’s initial enrollment election (“Termination Distribution Election”), subject to the parameters of the schedule set forth in Section VI(c)(ii) (“Distribution Schedule”). Distribution of the Participant’s Account shall commence as soon as practicable following the date the Participant’s employment terminates. If no Termination Distribution Election has been received, the Account shall be paid in a lump sum. The Participant’s benefits under this paragraph shall at all times be valued as of the last Valuation Date and shall thereafter be adjusted for all distributions made, income earned, or expenses incurred after the date the Participant’s employment is terminated, if installment payments are to be made.

ii)	Distribution Schedule. The Committee shall compare the Participant’s Termination Distribution Election with the Distribution Schedule and shall honor the Termination Distribution Election to the greatest extent possible, while conforming to the parameters of the Schedule:

Years of Cont. Service	Distribution Schedule
0-4	Lump sum
5-9	Lump sum or 1-5 annual installments
10-14	Lump sum or 1-10 annual installments
15+	Lump sum or 1-15 annual installments

A year of service for purposes of the Distribution Schedule shall mean a consecutive 12 month period during which the Participant was employed by the Employer on a full-time or part-time basis. Years of service for purposes of the Distribution Schedule must be continuous.

d)	Death or Disability Benefits. If the Participant dies or is disabled (with disability determined solely in the discretion of the Committee) while participating in this Plan, then, in such event the Participant or, in the case of death, the Beneficiary designated by the Participant, shall be entitled to receive the following benefits from the Employer:

i)	Death or Disability Prior to Normal Retirement Date. Should the Participant die or become disabled (with disability determined solely in the discretion of the Committee) prior to his or her Normal Retirement Date, the Employer agrees to pay in a lump sum to the Participant or, in the case of death, the Beneficiary designated by the Participant, as soon as practicable following the Participant’s death or disability, the balance of the Participant’s Account. The lump-sum benefits payable under this paragraph shall at all times be valued as of the date of the Participant’s death or disability. In the absence of or failure by the Participant to designate a Beneficiary, the benefit shall be paid in a lump sum to the persons described in Section VII hereof.

ii)

Death or Disability After Normal Retirement Date. Should the Participant die or become disabled (as determined solely in the discretion of the Committee) following his or her Normal Retirement Date but before the expiration of his or her previously elected distribution option, the balance of the Participant’s Account shall be paid in a lump sum to the Participant or, in the case of death, the Beneficiary designated by the Participant sum as soon as practicable. The benefits payable under this paragraph shall at all times be valued as of the date of the Participant’s death or disability. In the absence of or failure by the Participant to designate a Beneficiary, the benefit shall be paid in a lump sum to the persons described in Section VII hereof.

e)	Specific Future Dates. At the beginning of any Entry Date, prior to the Participant’s termination of employment with the Employer, the Participant may elect to allocate Compensation Deferrals into one to eight separate Subaccounts, each designated as a Retirement Account (maximum of two) or Specific Year Account (maximum of six), and specify the form of distribution for each Subaccount pursuant to Section VI(e)(i) or (ii). Such elections shall be according to procedures prescribed by the Committee. At no time may any Participant have more than eight Subaccounts.

i)	Specific Year Accounts. A Participant may elect to receive the balance in each Specific Year Account on a specific future Plan anniversary date that is not less than three (3) years following the date of the initial election and is not after the calendar year in which the Participant reaches Normal Retirement Date. For each Specific Year Account, a Participant may also elect the distribution payment option of lump sum and/or annual installment of up to ten (10) years. If no option is specified, the amount shall be paid in a lump sum. Notwithstanding the foregoing provisions of this Section VI(e), should an event occurs that triggers payment of a benefit under Sections VI(c), (d) or (f), amounts in Specific Year Accounts shall not be paid in accordance with a Specific Year Account election, but shall be paid in accordance with the other applicable Section VI(c), (d) or (f).

ii)	Retirement Accounts. For each Retirement Account, a Participant shall commence to receive the balance in each Retirement Account as soon as practicable following his or her Normal Retirement Date. For each Retirement Account, the Participant may elect the distribution payment option of lump sum and/or annual installments of up to fifteen year (15) years. If no option is specified, the amount shall be paid in a lump sum. Notwithstanding the foregoing provisions of this Section VI(e), should an event occurs that triggers payment of a benefit under Sections VI(c), (d) or (f), amounts in Retirement Accounts shall not be paid in accordance with a Retirement Account election, but shall be paid in accordance with the other applicable Section VI(c), (d) or (f).

f)	Change in Control. At any time upon a Change in Control, the Participant shall receive the balance of the Participant’s Account in a lump sum within forty-five (45) days following such Change in Control.

g)	Cash Payment. All payments under the Plan shall be made in cash.

h)	Look Back Provision. Participants will have an unlimited opportunity to elect a different distribution start date and/or payment stream from that initially designated on the Beneficiary Declaration and Deferral Election Form as provided in this Section VI(h).

i)	Specific Year Accounts. For each Specific Year Account maintained by a Participant, he or she shall have an unlimited opportunity to elect a different distribution start date and/or payment stream from that initially designated on the Beneficiary Declaration and Deferral Election Form, provided that (1) the new Form is received no later than two years before the distribution start date specified in the prior Form and (2) any new distribution start date is at least two years after the date the new Form is received.

ii)	Retirement Accounts. For each Retirement Account maintained by a Participant, he or she shall have an unlimited opportunity to elect a different payment stream from that initially designated on the Beneficiary Declaration and Deferral Election Form, provided that a new Form is received no later than two years before the Participant’s Normal Retirement Date.

i)	Termination. For purposes of this Section VI, a Participant’s employment shall be considered terminated only if the Participant is no longer employed by the Employer.

j)	Deduction Limitation. Notwithstanding any other provision of the Plan, any distribution under the Plan shall be subject to the provisions of this section VI(j). If the Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may, in its sole discretion, defer all or any portion of a distribution under this Plan, provided that the Employer may not defer any portion for more than two years beyond its original distribution date without the Participant’s consent. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section IV, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant’s death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control. This Section VI(j) shall not apply to any distribution made on account of a Change in Control.

VII.	Beneficiary; Participant Data:

a)	Designation of Beneficiaries. Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant’s death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed in writing with the Committee during the Participant’s lifetime. If a married Participant designates a non-spouse beneficiary, the Participant’s spouse must consent to such designation pursuant to procedures established by the Committee. In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer shall pay any such benefit payment in order of preference to (i) the Participant’s spouse, if then living, (ii) the Participant’s then living descendants, if any, per stirpes, or (iii) the Participant’s estate. In determining the existence or identity of anyone entitled to a benefit payment, the Employer may rely conclusively upon information supplied by the Participant’s personal representative, executor, or administrator. If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, notwithstanding the foregoing, the Committee, in its sole discretion, may distribute such payment to the Participant’s estate without liability for any tax or other consequences that might flow therefrom or may take such other action it deems appropriate.

b)	Notice to Participants or Beneficiaries; Inability to Locate. Any communication, statement, or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Employer’s records shall be binding on the Participant or Beneficiary for all purposes of the Plan. Neither the Committee nor the Employer shall be required to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Committee notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Committee within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Committee, the Committee may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Committee determines. If the location of none of the foregoing persons can be determined, the Committee shall have the right to direct that the amount payable shall be deemed to be forfeited, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Employer if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to a non-located Participant or Beneficiary is subject to escheat pursuant to applicable state law, neither the Plan nor the Employer shall be liable to any persons for any payment made in accordance with such law.

VIII.	Administration:

a)	Administrative Authority. Except as otherwise specifically provided herein, the Committee shall have the sole responsibility for and the sole control of the operation and administration of the Plan and shall have the power and authority to take all action and to make all decisions and interpretations that may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty, and responsibility to:

i)	resolve and determine all disputes or questions of fact arising under this Plan, including the power to determine the rights of the Participants and Beneficiaries and their respective benefits, and to remedy any errors, ambiguities, inconsistencies, or omissions in the Plan, or the administration of the Plan;

ii)	adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with this Plan;

iii)	implement the Plan in accordance with its terms and the rules and regulations adopted as above;

iv)	make determinations with respect to the eligibility of any Eligible Employees as a Participant and make determinations concerning the crediting and distributions of Accounts;

v)	appoint any person or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons. The Committee shall have the power and authority to delegate from time to time all or any part of its duties, powers, or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers, or responsibilities. Any action of such person or committee in the exercise of such delegated duties, powers, or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Employer. Further, the Employer may authorize one or more persons to execute any certificate or document on behalf of the Employer, in which event any person notified by the Employer of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Employer until such third party shall have been notified of the revocation of such authority.

vi)	determine whether to administer the Plan in whole or in part by utilizing electronic or internet based media. To the extent such media is used, terms set forth in the Plan, including but not limited to, “form” “writing” or “written” shall be interpreted in the context of a paperless environment.

b)	Litigation. Except as otherwise required by law, in any action or judicial proceeding affecting this Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all person interested in, or claiming under, the Plan.

c)	Payment of Administrative Expenses. All expenses incurred in the administration and operation of the Plan, including any taxes payable by the Employer in respect of the Plan other than employment or income taxes payable by the Participant, shall be paid by the Employer.

d)	Initial Claims Procedure. Any person claiming a benefit under this Plan (“Claimant”) shall present the claim, in writing to the Committee, and said Committee shall respond in writing. If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the Claimant:

i)	the specific reason or reasons for denial, with specific references to the Plan provision(s) on which the denial is based;

ii)	a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

iii)	an explanation of the Plan’s claims review procedure.

e)	Timing of Initial Claim. A written notice denying or granting the Claimant’s claim shall be provided to the Claimant within ninety (90) days after the Committee’s receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Committee to the Claimant within the initial ninety (90) day period, and in no event shall such an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Employer expects to render a decision on the claim. Any claim not granted or denied within the period noted above shall be deemed to have been denied.

f)

Review of Initial Claim Decision. Any Claimant (or such Claimant’s authorized representative) whose claim is denied or deemed to be denied under the preceding sentence may, within sixty (60) days after the Claimant’s receipt of notice of denial or after the date of the deemed denial, request a review of the denial by notice given, in writing, to the Committee. Upon such a request for review, the claim shall be reviewed by the Committee (or its designated representative), which may, but shall not be required to, grant the Claimant a hearing in connection with the review, the

Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing.

g)	Timing for Review of Initial Claim Decision. The initial claim decision normally shall be reviewed within sixty (60) days of the receipt by the Committee of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Committee, and the time limit for the decision on review shall be extended to one hundred twenty (120) days. The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, (i) the specific reasons for the decision, including the relevant Plan provision(s) on which the decision is based, (ii) a statement that the Claimant may examine pertinent documents relating to the claim and (iii) a statement that the Claimant may bring an action under Section 502(a) of ERISA. The written decision on review shall be given to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) time period discussed above. If the decision on review is not communicated to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) period discussed above, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all persons. Any action brought in state or federal court regarding any claim related to the Plan must be filed within ninety (90) days after the date the claim was denied.

IX.	Amendment:

a)	Right to Amend. The Employer, by written instrument executed by the Employer, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or a Beneficiary of a right accrued hereunder prior to the date of the amendment.

b)	Amendment to Ensure Proper Characterization of Plan. Notwithstanding the provisions of Section IX(a), the Plan may be amended by the Employer at any time, retroactively if required, in the opinion of the Employer, in order to ensure that the Plan is characterized as a top-hat plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA Sections 201(2), 301(a)(1), and 401(a)(1) and to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Participant or Beneficiary hereunder.

X.	Termination:

a)	Employer’s Right to Terminate or Suspend the Plan. The Employer reserves the right, at any time, to terminate the Plan and/or its obligation to make further credits to Accounts. The Employer also reserves the right, at any time, to suspend the operation of the Plan for a fixed or indeterminate period of time.

b)	Automatic Termination of the Plan. The Plan shall automatically terminate upon the dissolution of the Employer or upon its merger into or consolidation with any other corporation or business organization if there is a failure by the surviving corporation or business organization to adopt specifically and agree to continue the Plan pursuant to Section X(e) or a Change in Control pursuant to Section VI(f).

c)	Suspension of Deferrals. In the event of a suspension of the Plan, the Employer shall continue all aspects of the Plan, other than Compensation Deferrals under Section III(a), during the period of the suspension, in which event payments hereunder will continue to be made during the period of the suspension in accordance with Section V and VI.

d)	Allocation and Distributions. This Section shall become operative upon a complete termination of the Plan. The provisions of this Section also shall become operative in the event of a partial termination of the Plan, as determined by the Employer, but only with respect to that portion of the Plan attributable to the Participants to whom the partial termination is applicable. Upon the effective date of any such event, notwithstanding any other provisions of the Plan, (i) no persons who were not thereto Participants shall be eligible to become Participants, and (ii) the value of the interest of all Participants and Beneficiaries shall be determined and paid to them in a lump sum distribution as soon as is practicable after such termination.

e)	Successor of Employer. If a Change in Control has not occurred, but a corporation or other business organization becomes a successor to the Employer, such entity shall have the right to become a party to the Plan by adopting the same by resolution of the entity’s Board of Directors or other appropriate governing body. If, within sixty (60) days from the effective date of such succession, such new entity does not become a party hereto, as above provided, the Plan automatically shall be terminated, and the provisions of Section X(d) shall become operative.

XI.	Miscellaneous:

a)

Limitations on Liability of Employer. Neither the establishment of the Plan or any modification thereof, nor the creation of any account under the plan, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Committee, the Employer or any officer or employee thereof, except as provided by law or by any Plan provision. Neither the Committee nor the Employer in any way guarantees any Participant’s Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon a deemed investment due to an insolvency affecting an investment vehicle or any other reason. In no event shall the Committee, the Employer, or any successor, employee, officer, director, or stockholder of Employer, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary, or other person to be entitled to any particular tax consequences with respect to the Plan, or any distribution hereunder.

b)	Construction. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of the state of California shall govern, control, and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give any Participant the right to be retained in the service of the Employer nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder. The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any individual any right in any asset of the Employer which right is greater than the rights of a general unsecured creditor of the Employer.

c)	Spendthrift Provision. No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law or by the provisions of the Plan, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge, or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled thereto. Further, the withholding of taxes from Plan benefit payments; the recovery under the Plan of overpayments of benefits previously made to a Participant or Beneficiary; if applicable, the transfer of benefit rights from the Plan to another plan; or the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation. In the event that any Participant’s or Beneficiary’s benefits hereunder are garnished or attached by order of any court, the Employer or the Committee may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of said action, any benefits that become payable shall be paid into the court as they become payable to be distributed by the court to the recipient as the court deems proper at the close of said action.

d)	Court Order. The Committee is authorized, in its sole discretion, to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse.

IN WITNESS WHEREOF, the Employer has caused the Plan to be executed by its duly authorized officer this 31st day of January, 2002.

STANDARD PACIFIC CORP.

By:	/s/ Andrew H. Parnes

Name:	Andrew H. Parnes

Title:	Senior Vice President and Chief Financial Officer